FRUEHAUF TRAILER CORPORATION
                  AND SUBSIDIARIES


$55,000,000                            New York, New York
                                          October 9, 1996



     FOR VALUE RECEIVED, FRUEHAUF TRAILER CORPORATION, a
Delaware corporation, as debtor and debtor-in possession
("FTC"), and EACH OF THE SUBSIDIARIES OF FTC LISTED ON THE
SIGNATURE PAGES HERETO, as debtor and debtor-in possession, (FTC and such Subsidiaries jointly and severally, ``Borrowers'' and, individually, each a ``Borrower''), jointly and severally promise to pay to the order of MADELEINE, L.L.C., a Delaware limited liability company (``Lender''), on or before the Commitment
Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) FIFTY FIVE
MILLION DOLLARS ($55,000,000) and (ii) the unpaid principal amount of all Loans made by Lender to Borrowers as Borrowing Base Loans and/or Overadvance Loans under the
Credit Agreement referred to below.

     Borrowers also, jointly and severally, promise to pay interest on the unpaid principal amount of the Borrowing
Base Loans and Overadvance Loans, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Debtor-In-Possession Credit Agreement, dated as of October 9, 1996, by and among Borrowers and Lender
(said Credit Agreement, as may be amended, restated, supplemented or otherwise modified from time to time, being the ``Credit Agreement''; the terms defined therein and not otherwise defined herein being used herein as therein defined).

     This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid, and to the benefits of all collateral security therefor.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United
States of America in same day funds in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer or assignment of this Note in accordance with and subject to the terms of the Credit Agreement, Borrowers shall be entitled to deem Lender or any subsequent permitted assignee of this Note as the owner and holder of this Note. Each of Lender and any subsequent permitted assignee of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrowers hereunder with respect to payments of principal of or interest on this Note.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

     This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) of the Credit Agreement.

     THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED
BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK
(INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE
GENERAL OBLIGATION LAWS OF THE STATE OF NEW YORK), WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the terms and conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Borrowers promise to pay all reasonable costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.2 of the Credit Agreement, incurred in the collection and enforcement of this Note.
Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.


                        FRUEHAUF TRAILER CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer


                        FGR, INC.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer


                        FRUEHAUF CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer



                        MARYLAND SHIPBUILDING & DRYDOCK
                              COMPANY


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President

                        THE MERCER CO.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer


                        FRUEHAUF INTERNATIONAL LIMITED


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasure


                        DEUTSCHE-FRUEHAUF HOLDING
                           CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer


                        JACKSONVILLE SHIPYARDS, INC.


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President



                        M.J. HOLDINGS, INC.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        E.L. DEVICES, INC.


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President